Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement No. 333-207621 on Form F-1/A of Brookfield Business Partners L.P. of our report dated March 2, 2015 relating to the financial statements of GrafTech International, Ltd., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 2, 2016